Consent of Independent Registered Public Accounting Firm

Premier Power Renewable Energy, Inc.

El Dorado Hills, California

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-156961 and 333-174643) of Premier Power Renewable Energy, Inc. of our report dated April 4, 2012, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

/s/ Macias Gini & O'Connell LLP

Sacramento, CA

April 4, 2012